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                                                                    EXHIBIT 21.2




Bell Cement Tools, L.L.C.
Ben Holt Company
Bentson Contracting Company
Bibb and Associates, Inc.
Construcciones Kiewit, S.A. de C.V.
Constructora Kiewit, C.A.
GBV-Texas, L.P.
GMF 1 L.L.C.
Gilbert/CBE Indonesia L.L.C.
Gilbert Central Corp.
Gilbert Frontier, Inc.
Gilbert Industrial Corporation
Gilbert Marine L.L.C.
Gilbert Network Services, L.P.
Gilbert Southern Corp.
Gilbert Texas Construction Corp.
Gilbert Western Corp.
Global Surety & Insurance Co.
Guernsey Construction Company
Guernsey Stone Company
Gulf Marine Fabricators, Inc.
Gulf Maritime, L.P.
Kiewit Alabama Mining Company
Kiewit Construction Company
Kiewit Construction Group Inc.
Kiewit Constructors Inc.
Kiewit Engineering Co.
Kiewit Engineering Canada Ltd.
Kiewit Financial Services B.V.
Kiewit/Holt Indonesia L.L.C.
Kiewit/Holt Philippines, L.P.
Kiewit Industrial Co.
Kiewit Industrial Canada Ltd.
Kiewit International Inc.
Kiewit International Services Inc.
Kiewit International Services Ltd.
Kiewit Investment Management Corp.
Kiewit Management Limited
Kiewit Materials Company (being
  renamed "United Metro Materials Inc.")
Kiewit Materials Leasing L.L.C.
Kiewit Mazon Constructores, S.A. de C.V.
Kiewit Mining Group Inc.
Kiewit Mining Services Inc.
Kiewit Network Services Co.
Kiewit Pacific Co.



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                                                        EXHIBIT 21.2 (continued)



Kiewit Pipelines Ltd.
Kiewit Venezuela Inc.
Kiewit Western Co.
Lac De Gras Excavation Inc.
Les Entreprises Kiewit Ltee
Mass. Electric Construction Co.
Mass. Electric Securities Corp., Inc.
ME Holding Inc.
MECC Rail Mexicana, S.A. de C.V.
Metro Concrete Pumping Company
Midwest Agencies, Inc.
MIL Offshore Inc.
Newsham Hybrids (USA), Inc.
Northwest Materials Holding Company
PT Kiewit International
Pacific Rock Products, L.L.C.
Pacific Rock Products Trucking, L.L.C.
Peter Kiewit Sons Co. Ltd.
Quality Ready Mix, Inc.
Servitec de Sonora, S.A. de C.V.
Solano Concrete Co., Inc.
Tanner Companies (Yuma) Inc.
Twin Mountain Construction Company
Twin Mountain Construction II Company
Twin Mountain Rock Company
United Metro Materials Inc. (being renamed
  "United Metro Materials of Arizona Inc.")
V.K. Mason Construction Ltd.
V.K. Mason Inc.
Western Equipment Co.


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